UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Certain Officers
On December 6, 2012, Carla A. Leibold was appointed as the principal accounting officer of the Federal Agricultural Mortgage Corporation (“Farmer Mac”). Ms. Leibold, 45, also serves as Vice President – Controller of Farmer Mac, a position which she has held since October 2010, and previously served as the Director of Accounting and Financial Reporting of Farmer Mac from July 2007 until October 2010.
(e)    Compensatory Arrangements of Certain Officers.
As previously disclosed, effective October 3, 2012, the Board of Directors (the “Board”) of Farmer Mac appointed Timothy L. Buzby, 43, to serve as President and Chief Executive Officer of Farmer Mac. In connection with the appointment of Mr. Buzby, effective December 6, 2012, Farmer Mac and Mr. Buzby entered into an employment agreement (the “Agreement”).  Pursuant to the Agreement, Mr. Buzby will serve as Farmer Mac’s President and Chief Executive Officer for an initial term expiring on December 6, 2014, subject to earlier termination as provided in the Agreement. The Agreement may be renewed following the expiration of the initial term for successive one-year periods upon a vote of the Board.
Pursuant to the Employment Agreement, Farmer Mac and Mr. Buzby have agreed to the following, among other things:
Base Salary, Incentive Compensation, Expense Reimbursement and Benefits.

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Base Salary. Mr. Buzby’s annual base salary will be $500,000, less applicable withholding for taxes and similar items, retroactive to October 3, 2012, when he began serving in the capacities of President and Chief Executive Officer of Farmer Mac.

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Incentive Compensation. Mr. Buzby will be eligible for an annual incentive salary payment of up to 80% of his base salary in respect of work performed by Mr. Buzby during the preceding calendar year, or portion thereof; provided, however, that, for calendar year 2012 only, 75% of Mr. Buzby’s incentive salary, if any, shall be calculated based upon the base salary ($365,000.00) and incentive salary target (60%) applicable to him in his prior role as Chief Financial Officer prior to the effective date of the Agreement and the remaining twenty-five percent (25%) shall be calculated based upon the base salary and incentive salary target set forth in the Agreement.

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Long-Term Incentive Compensation. Mr. Buzby will be eligible to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board and the Compensation Committee of the Board in its sole discretion. On or before December 31, 2012, Farmer Mac shall grant to Mr. Buzby stock appreciation right (“SAR”) units valued at $212,500 based upon fair market value as determined by Farmer Mac’s financial statements as of the date of grant, subject to the similar terms and conditions as apply to similar 2012 SAR grants made to other senior executives of Farmer Mac. In addition, in approximately April 2013, at the time that long-term incentive awards are made to other senior executives of Farmer Mac, the Board intends to grant to Mr. Buzby long-term equity compensation of approximately $637,500 based upon fair market value as determined by Farmer Mac’s financial statements as of the date of grant, subject to the similar terms and conditions as apply to similar 2013 annual long-term incentive grants made to other senior executives of Farmer Mac.

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Expense Reimbursement. Farmer Mac will reimburse actual reasonable and necessary business expenses incurred by Mr. Buzby in carrying out his duties, in each case in accordance with Farmer Mac’s policies as in effect from time-to-time and subject to Mr. Buzby’s compliance with the terms of such policies. In addition, Farmer Mac shall pay or reimburse Mr. Buzby’s reasonable attorneys’ fees incurred solely for negotiation of the Agreement up to an amount of $10,000.

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Benefits. Mr. Buzby will be eligible for all employee benefits regularly provided to senior executives of Farmer Mac and the following other (or upgraded) benefits: an annual medical examination; paid parking in the parking garage associated with Farmer Mac’s headquarters building; life insurance in an amount approximately equal to Mr. Buzby’s base salary; and disability benefits at least equal to statutory benefits in the District of Columbia. All of the foregoing is subject to the limitation that the total cost thereof will not exceed 25% of Mr. Buzby’s base salary, exclusive of administrative expense. Mr. Buzby will also be entitled to five (5) weeks of paid vacation each year.

Termination; Severance Payments; Restrictive Covenants.

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Events of Termination. Mr. Buzby’s employment will terminate upon his death or disability and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Agreement), or by Mr. Buzby voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Agreement.

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Payment of Accrued Compensation. If Mr. Buzby’s employment is terminated (i) by Farmer Mac other than for “cause” (as defined in the Agreement), or (ii) by Mr. Buzby in connection with an uncured material breach by Farmer Mac, Farmer Mac will pay to Mr. Buzby all base salary, incentive compensation, expense and reimbursements, vacation pay and similar amounts accrued and unpaid as of the date of termination. If Mr. Buzby is terminated for “cause” or if Mr. Buzby voluntarily resigns other than in connection with an uncured material breach by Farmer Mac, Farmer Mac shall pay such unpaid compensation as have accrued up to the date of termination, excluding incentive salary.

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Payments Upon Death or Disability. Upon the termination of Mr. Busby’s employment due to death or other incapacity or disability, Farmer Mac will, if Mr. Buzby (or his estate or heirs, as the case may be) executes and does not revoke a separation agreement, including a full release of claims in favor of Farmer Mac and its affiliates, in form and substance acceptable to Farmer Mac within thirty (30) days (or such longer period as required for a valid release under applicable law) following such termination, continue to pay Mr. Buzby (or his estate or heirs, as the case may be), for the shorter of (i) twelve (12) months, or (ii) the period ending when Mr. Buzby ceases to receive or be eligible for disability insurance payments, the difference between the current base salary and the amount of disability insurance payments received by Mr. Buzby under insurance policies provided by Farmer Mac in accordance with the Agreement.

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Severance Pay. If Farmer Mac terminates Mr. Buzby’s employment other than for “cause” (as defined in the Agreement), or Mr. Buzby terminates his employment in connection with an uncured material breach of the Agreement by Farmer Mac, subject to Mr. Buzby’s execution of a separation agreement, including a full release of claims in favor of Farmer Mac and its affiliates, in form and substance acceptable to Farmer Mac within thirty (30) days (or such longer period as required for a valid release under applicable law) following such termination and the non-revocation by Mr. Buzby of such release, Farmer Mac shall, to the extent permitted by law and regulation, pay Mr. Buzby the following severance benefits: (i) an aggregate lump sum amount in cash equal to the sum of (a) Mr. Buzby’s base salary and (b) his base salary multiplied by the incentive compensation target, which is initially 80%, and (ii) continuation of health care coverage pursuant to COBRA and other insurance and fringe benefits, at Farmer Mac’s expense, until the earlier of (a) the date that is one (1) year from the date of termination of his employment or (b) the date that he becomes eligible for medical insurance coverage through another employer.

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Post-Termination Restrictive Covenants. In connection with any termination of Mr. Buzby for any reason, pursuant to the Agreement, he has agreed (A) not to compete with Farmer Mac, other than with Farmer Mac’s written permission, for a period of one (1) year, and (B) not to solicit any of Farmer Mac’s “members of management” (as defined in the Agreement) or employees for two (2) years following his termination for any reason.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of December 6, 2012, between the Federal Agricultural Mortgage Corporation and Timothy L. Buzby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:     /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    December 10, 2012

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